SLM Student Loan Trust 2004-1
Quarterly Servicing Report
Report Date: 09/30/2004 Reporting Period: 07/01/04-09/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		06/30/2004	Activity	09/30/2004
A	i	Portfolio Balance	$1,919,802,246.79	$(35,357,939.84)	$1,884,444,306.95
	ii	Interest to be Capitalized	4,430,298.80		5,061,219.15

	iii	Total Pool	$1,924,232,545.59		$1,889,505,526.10

	iv	Specified Reserve Account Balance	4,810,581.36		4,723,763.82

	v	Total Adjusted Pool	$1,929,043,126.95		$1,894,229,289.92

B	i	Weighted Average Coupon (WAC)	4.430%		4.420%
	ii	Weighted Average Remaining Term	276.19		274.82
	iii	Number of Loans	102,198		100,754
	iv	Number of Borrowers	60,055		59,074
	v	Aggregate Outstanding Principal Balance — T-Bill	$95,101,594.00		$90,807,933.55
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,829,130,957.59		$1,798,697,592.55

						% of		% of
	Notes			Spread/Coupon	Balance 07/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GKQ8	0.040%	$478,769,126.95	24.819%	$443,955,289.92	23.437%
	ii	A-2 Notes	78442GKR6	0.140%	329,000,000.00	17.055%	329,000,000.00	17.369%
	iii	A-3 Notes	78442GKS4	0.210%	478,000,000.00	24.779%	478,000,000.00	25.234%
	iv	A-4 Notes	78442GKT2	0.260%	246,000,000.00	12.752%	246,000,000.00	12.987%
	v	A-5 Notes	78442GKU9	0.320%	168,000,000.00	8.709%	168,000,000.00	8.869%
	vi	A-6 Notes	78442GKW5	3.460%	168,515,000.00	8.736%	168,515,000.00	8.896%
	vii	B Notes	78442GKV7	0.500%	60,759,000.00	3.150%	60,759,000.00	3.208%

	viii	Total Notes			$1,929,043,126.95	100.000%	$1,894,229,289.92	100.000%

	Reserve Account		07/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$4,810,581.36	$4,723,763.82
	iv	Reserve Account Floor Balance ($)	$3,007,834.00	$3,007,834.00
	v	Current Reserve Acct Balance ($)	$4,810,581.36	$4,723,763.82

	Other Accounts		07/26/2004	10/25/2004
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$28,000,000.00	$28,000,000.00
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Premium Purchase Account	$—	$—
	vi	Investment Reserve Account	$—	$—

	Asset/Liability		07/26/2004	10/25/2004
F	i	Total Adjusted Pool	$1,929,043,126.95	$1,894,229,289.92
	ii	Total $ equivalent Notes	$1,929,043,126.95	$1,894,229,289.92
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

II. 2004-1 Transactions from: 07/01/2004 through: 09/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$39,159,256.07
	ii	Principal Collections from Guarantor	2,445,089.81
	iii	Principal Reimbursements	302,288.72
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$41,906,634.60

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$13,752.16
	ii	Capitalized Interest	(6,562,446.92)

	iii	Total Non-Cash Principal Activity	$(6,548,694.76)

C	Total Student Loan Principal Activity		$35,357,939.84

D	Student Loan Interest Activity
	i	Regular Interest Collections	$12,527,607.48
	ii	Interest Claims Received from Guarantors	84,723.20
	iii	Collection Fees/Returned Items	9,931.45
	iv	Late Fee Reimbursements	144,742.08
	v	Interest Reimbursements	3,344.90
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,243,663.55
	viii	Subsidy Payments	1,246,878.18

	ix	Total Interest Collections	$15,260,890.84

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(31.15)
	ii	Capitalized Interest	6,562,446.92

	iii	Total Non-Cash Interest Adjustments	$6,562,415.77

F	Total Student Loan Interest Activity		$21,823,306.61

G	Non-Reimbursable Losses During Collection Period		$13,649.24

H	Cumulative Non-Reimbursable Losses to Date		$13,649.24

III. 2004-1 Collection Account Activity 07/01/2004 through 09/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,138,109.77
	ii	Consolidation Principal Payments	24,466,236.11
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	362.52
	vi	Re-purchased Principal	301,926.20

	vii	Total Principal Collections	$41,906,634.60

B	Interest Collections
	i	Interest Payments Received	$14,956,986.11
	ii	Consolidation Interest Payments	145,886.30
	iii	Reimbursements by Seller	193.20
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	7.64
	vi	Re-purchased Interest	3,144.06
	vii	Collection Fees/Returned Items	9,931.45
	viii	Late Fees	144,742.08

	ix	Total Interest Collections	$15,260,890.84

C	Other Reimbursements		$239,185.42

D	Reserves In Excess of the Requirement		$86,817.54

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$1,457,654.75

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$239,463.62

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$59,190,646.77
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,591,166.68)
		Consolidation Loan Rebate Fees	$(4,961,175.47)

N	NET AVAILABLE FUNDS		$52,638,304.62

O	Servicing Fees Due for Current Period		$787,460.21

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$812,460.21

IV. 2004-1 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT

Active
Current	4.341%	4.338%	71,794	70,804	70.250%	70.274%	$1,217,467,709.24	$1,211,173,841.15	63.416%	64.272%
31-60 Days Delinquent	5.027%	5.099%	2,444	2,255	2.391%	2.238%	40,217,179.02	36,124,125.32	2.095%	1.917%
61-90 Days Delinquent	5.340%	5.194%	1,295	1,198	1.267%	1.189%	21,739,299.02	19,733,922.12	1.132%	1.047%
91-120 Days Delinquent	5.286%	5.452%	670	674	0.656%	0.669%	11,250,530.21	11,166,716.19	0.586%	0.593%
> 120 Days Delinquent	5.326%	5.432%	1,547	1,492	1.514%	1.481%	24,974,336.24	23,370,707.10	1.301%	1.240%

Deferment
Current	4.058%	4.062%	10,810	11,844	10.578%	11.755%	280,518,870.42	293,138,162.14	14.612%	15.556%

Forbearance
Current	4.843%	4.863%	13,587	12,413	13.295%	12.320%	322,350,106.54	288,763,936.10	16.791%	15.324%
TOTAL REPAYMENT	4.428%	4.419%	102,147	100,680	99.950%	99.927%	$1,918,518,030.69	$1,883,471,410.12	99.933%	99.948%
Claims in Process (1)	6.686%	6.498%	51	74	0.050%	0.073%	$1,284,216.10	$972,896.83	0.067%	0.052%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	4.430%	4.420%	102,198	100,754	100.000%	100.000%	$1,919,802,246.79	$1,884,444,306.95	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-1 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$19,629,909.93
B	Interest Subsidy Payments Accrued During Collection Period		1,244,367.56
C	SAP Payments Accrued During Collection Period		2,548,833.27
D	Investment Earnings Accrued for Collection Period (ALL TRUST ACCOUNTS)		239,463.62
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(4,961,175.47)

G	Net Expected Interest Collections		$18,701,398.91

H	Interest Rate Cap Payments Due to the Trust		Cap

	i	Cap Notional Amount	$400,000,000.00
	ii	Libor	1.66000%
	iii	Cap %	5.00000%
	iv	Excess Over Cap ( ii-iii)	0.00000%
	v	Cap Payments Due to the Trust	$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments	A-6 Swap Calc

		Notional Swap Amount	$168,515,000.00

		SLM Student Loan Trust Pays:
		3 Month Libor	1.66000%
		Spread	0.09500%

		Pay Rate	1.75500%
		Gross Swap Payment Due Counterparty	$747,574.67
		Days in Period 7/26/2004 10/25/2004	91

		Counterparty Pays:
		Fixed Rate Equal To Respective Reset Note Rate	3.46000%
		Gross Swap Receipt Due Trust	$1,457,654.75
		Days in Period 7/25/2004 10/25/2004	90

VI. 2004-1 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0042972	(7/26/04-10/25/04)	1.70000%	LIBOR
B	Class A-2 Interest Rate	0.0045500	(7/26/04-10/25/04)	1.80000%	LIBOR
C	Class A-3 Interest Rate	0.0047269	(7/26/04-10/25/04)	1.87000%	LIBOR
D	Class A-4 Interest Rate	0.0048533	(7/26/04-10/25/04)	1.92000%	LIBOR
E	Class A-5 Interest Rate	0.0050050	(7/26/04-10/25/04)	1.98000%	LIBOR
F	Class A-6 Interest Rate	0.0086500	(7/25/04-10/25/04)	3.46000%	FIXED
G	Class B Interest Rate	0.0054600	(7/26/04-10/25/04)	2.16000%	LIBOR

VII. 2004-1 Inputs From Original Data 06/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,919,802,246.79
	ii	Interest To Be Capitalized	4,430,298.80

	iii	Total Pool	$1,924,232,545.59
	iv	Specified Reserve Account Balance	4,810,581.36

	v	Total Adjusted Pool	$1,929,043,126.95

B	Total Note and Certificate Factor		0.9524850
C	Total Note Balance		$1,929,043,126.95

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.8326420	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$478,769,126.95	$329,000,000.00	$478,000,000.00	$246,000,000.00	$168,000,000.00	$168,515,000.00	$60,759,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,810,581.36
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-1 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-1 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,810,581.36
	ii	Deposits to correct Shortfall			$—

	iii	Total Reserve Account Balance Available			$4,810,581.36
	iv	Required Reserve Account Balance			$4,723,763.82
	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$86,817.54

	vii	Ending Reserve Account Balance			$4,723,763.82

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$28,000,000.00
	ii	Capitalized Interest Release to the Collection Account			$—

	iii	Ending Capitalized Interest Account Balance			$28,000,000.00

C	Accumulation Account Deposits and Balances:
	i	Class A-6 Accumulation Account Beginning Balance			$—
	ii	Deposits for payment on the next reset date			$—

	iii	Ending A-6 Accumulation Account Balance			$—

D	Supplemental Interest Account Deposits:
	i	Three Month Libor	Determined:	n/a	n/a
	ii	Investment Rate			n/a

	iii	Difference			n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance			$—
	v	Funds Released into Collection Account			$—
	vi	Number of Days Through Next Reset Date			1554
	vii	Class A-6 Supplemental Interest Account Deposit Amount			$—

E	Remarketing Fee Account Reconciliation:				A-6

	i	Next Reset Date			01/26/2009
	ii	Reset Period Target Amount			$—
	iii	Remarketing Account Required Balance			$—
	iv	Remarketing Fee Account Balance (net of investment earnings)			$—
	v	Quarterly Funding Amount			$—
	vi	Reset Period Target Amount Excess			$—

	vii	End of Period Account Balance (net of investment earnings)			$—

F	Investment Premium Purchase Account:
	i	Beginning of Period Account Balance			$—
	ii	Required Quarterly Deposit			$—
	iii	Eligible Investment Purchase Premium Paid			$—
	iv	Funds Released into Collection Account			$—

	v	End of Period Account Balance			$—

G	Investment Reserve Account:
	i	Balance			$—
	ii	Requirement			$—
	iii	Funds Released into Collection Account			$—
	iv	Have there been any downgrades to any eligible investments?			N

X. 2004-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$52,638,304.62	$52,638,304.62

B	Primary Servicing Fees - Current Month		$787,460.21	$51,850,844.41

C	Administration Fee		$25,000.00	$51,825,844.41

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$51,825,844.41

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$2,057,377.33	$49,768,467.08
	ii	Class A-2	$1,496,950.00	$48,271,517.08
	iii	Class A-3	$2,259,479.44	$46,012,037.64
	iv	Class A-4	$1,193,920.00	$44,818,117.64
	v	Class A-5	$840,840.00	$43,977,277.64
	vi	Class A-6	$1,457,654.75	$42,519,622.89
	vii	Aggregate Interest Rate Swap Payments	$747,574.67	$41,772,048.22
	viii	Swap Termination Payments	$0.00	$41,772,048.22

		Total	$10,053,796.19

F	Class B Noteholders’ Interest Distribution Amount		$331,744.14	$41,440,304.08

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$34,813,837.03	$6,626,467.05
	ii	Class A-2	$0.00	$6,626,467.05
	iii	Class A-3	$0.00	$6,626,467.05
	iv	Class A-4	$0.00	$6,626,467.05
	v	Class A-5	$0.00	$6,626,467.05
	vi	Class A-6	$0.00	$6,626,467.05

		Total	$34,813,837.03

H	Increase to Supplemental Interest Account		$0.00	$6,626,467.05

I	Investment Reserve Account Required Amount		$0.00	$6,626,467.05

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$6,626,467.05

K	Increase to the Specified Reserve Account		$0.00	$6,626,467.05

L	Investment Premium Purchase Account Deposit		$0.00	$6,626,467.05

M	Carryover Servicing Fees		$0.00	$6,626,467.05

N	Remaining Swap Termination Fees		$0.00	$6,626,467.05

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$6,626,467.05

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$6,626,467.05

	Excess Distribution Certificate Holder		$6,626,467.05	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XI. 2004-1 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$2,057,377.33	$1,496,950.00	$2,259,479.44	$1,193,920.00	$840,840.00	$1,457,654.75	$331,744.14
	ii	Quarterly Interest Paid	2,057,377.33	1,496,950.00	2,259,479.44	1,193,920.00	840,840.00	1,457,654.75	331,744.14

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$34,813,837.03	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Principal Paid	34,813,837.03	0.00	0.00	0.00	0.00	0.00	0.00

	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$36,871,214.36	$1,496,950.00	$2,259,479.44	$1,193,920.00	$840,840.00	$1,457,654.75	$331,744.14

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal 9/30/2004	$1,929,043,126.95
		Balance
	ii	Adjusted Pool Balance 9/30/2004	1,894,229,289.92

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$34,813,837.03

	iv	Adjusted Pool Balance 6/30/2004	$1,929,043,126.95
	v	Adjusted Pool Balance 9/30/2004	1,894,229,289.92

	vi	Current Principal Due (iv-v)	$34,813,837.03
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$34,813,837.03

	ix	Principal Distribution Amount Paid	$34,813,837.03

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$34,813,837.03
D		Total Interest Distribution	9,637,965.66

E		Total Cash Distributions	$44,451,802.69

F	Note Balances			7/26/2004	Payment Factor	10/25/2004
	i	A-1 Note Balance	78442GKQ8	$478,769,126.95		$443,955,289.92
		A-1 Note Pool Factor		0.8326419599	0.0605458035	0.7720961564

	ii	A-2 Note Balance	78442GKR6	$329,000,000.00		$329,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKS4	$478,000,000.00		$478,000,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKT2	$246,000,000.00		$246,000,000.00
		A-4 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKU9	$168,000,000.00		$168,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	A-6 Note Balance	78442GKW5	$168,515,000.00		$168,515,000.00
		A-6 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	A-B Note Balance	78442GKV7	$60,759,000.00		$60,759,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-1 Historical Pool Information

			7/1/04-9/30/04	4/1/04-6/30/04	01/06/03 - 03/31/04

Beginning Student Loan Portfolio Balance			$1,919,802,246.79	$1,940,446,904.54	$2,002,615,285.46

	Student Loan Principal Activity
	i	Regular Principal Collections	$39,159,256.07	$19,854,944.85	$23,704,186.73
	ii	Principal Collections from Guarantor	2,445,089.81	1,472,401.87	679,453.41
	iii	Principal Reimbursements	302,288.72	5,399,448.64	43,990,340.85
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$41,906,634.60	$26,726,795.36	$68,373,980.99
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$13,752.16	$(6,953.36)	$(5,177.07)
	ii	Capitalized Interest	(6,562,446.92)	(6,075,184.25)	(6,200,423.00)

	iii	Total Non-Cash Principal Activity	$(6,548,694.76)	$(6,082,137.61)	$(6,205,600.07)

(-)	Total Student Loan Principal Activity		$35,357,939.84	$20,644,657.75	$62,168,380.92

	Student Loan Interest Activity
	i	Regular Interest Collections	$12,527,607.48	$12,826,780.86	$13,835,671.33
	ii	Interest Claims Received from Guarantors	84,723.20	20,518.72	8,995.87
	iii	Collection Fees/Returned Items	9,931.45	5,299.75	915.92
	iv	Late Fee Reimbursements	144,742.08	125,640.84	131,088.23
	v	Interest Reimbursements	3,344.90	39,739.01	172,565.87
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	1,243,663.55	965,979.39	—
	viii	Subsidy Payments	1,246,878.18	1,193,065.81	—

	ix	Total Interest Collections	$15,260,890.84	$15,177,024.38	$14,149,237.22

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(31.15)	$(277.12)	$(748.58)
	ii	Capitalized Interest	6,562,446.92	6,075,184.25	6,200,423.00

	iii	Total Non-Cash Interest Adjustments	$6,562,415.77	$6,074,907.13	$6,199,674.42

	Total Student Loan Interest Activity		$21,823,306.61	$21,251,931.51	$20,348,911.64

(=)	Ending Student Loan Portfolio Balance		$1,884,444,306.95	$1,919,802,246.79	$1,940,446,904.54
(+)	Interest to be Capitalized		$5,061,219.15	$4,430,298.80	$3,561,574.68

(=)	TOTAL POOL		$1,889,505,526.10	$1,924,232,545.59	$1,944,008,479.22

(+)	Reserve Account Balance		$4,723,763.82	$4,810,581.36	$4,860,021.20

(=)	Total Adjusted Pool		$1,894,229,289.92	$1,929,043,126.95	$1,948,868,500.42

XIII. 2004-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Apr-04	$1,944,008,479	10.94%
Jul-04	$1,924,232,546	7.03%
Oct-04	$1,889,505,526	6.60%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.